UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2017 (January 19, 2017)

EQT GP Holdings, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-37380	30-0855134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (412) 553-5700

(Former name or former address, if changed since last report)

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2017, consistent with the succession plan announced in EQT GP Holdings, LP’s (EQGP’s) Form 8-K filed with the U.S. Securities and Exchange Commission on October 27, 2016, Steven T. Schlotterbeck was elected President and Chief Executive Officer of EQT GP Services, LLC (EQGP General Partner), the general partner of EQGP, effective March 1, 2017.  Mr. Schlotterbeck will succeed David L. Porges as President and Chief Executive Officer.  Mr. Porges will continue to serve as Chairman of the Board of Directors of the EQGP General Partner.

Mr. Schlotterbeck, age 51, has been President, EQT Corporation (EQT) and President, Exploration and Production since December 2015 and has served as a director of EQT since January 1, 2017. He was Executive Vice President and President, Exploration and Production from December 2013 to December 2015; Senior Vice President and President, Exploration and Production from April 2010 to December 2013; and Vice President and President, Production from January 2008 to April 2010.  Mr. Schlotterbeck has served as a director of the EQGP General Partner since January 2015 and was elected as a director of EQT Midstream Services, LLC (EQM General Partner), the general partner of EQT Midstream Partners, LP, on January 19, 2017. Mr. Schlotterbeck will also become President and Chief Executive Officer of EQT and the EQM General Partner on March 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT GP Holdings, LP
(Registrant)

By: EQT GP Services, LLC, its General Partner

	By:	/s/ David L. Porges
David L. Porges
President and Chief Executive Officer

Date: January 23, 2017